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                                                                    EXHIBIT 2(f)

                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

    THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "FIRST AMENDMENT"), made this 5th day of December, 1997, among Allied Specialty Care Services, Inc., a Florida corporation, f/ k/a CMSF, Inc. (the "BUYER"), Allied Health Group, Inc., a Florida corporation ("AHG"), Gut Management, Inc., a Florida corporation ("GUT"), Sky Management Co., a Florida corporation ("SKY"), Florida Specialty Network, Ltd., a Florida limited partnership ("FSN"), Surgical Associates of South Florida, Inc., a Florida corporation ("SASF"), Surginet, Inc., a Florida corporation ("SURGINET" and, together with AHG, Gut, Sky, FSN and SASF, the "SELLERS"), and Jacob Nudel, M.D., David Russin, M.D. and Lawrence Schimmel, M.D. (each, in his individual capacity, an "EXECUTIVE SHAREHOLDER", and collectively, the "EXECUTIVE SHAREHOLDERS"), and Magellan Health Services, Inc., a Delaware corporation, the ultimate corporate parent of the Buyer ("PARENT"),

                              W I T N E S S E T H:

    WHEREAS, the Buyer, the Sellers, the Executive Shareholders and the Parent entered into that certain Asset Purchase Agreement (the "AGREEMENT") as of October 16, 1997, pursuant to which the Buyer will acquire substantially all of the assets of the Sellers upon the terms and conditions set forth therein; and

    WHEREAS, the Buyer, the Sellers, the Executive Shareholders and the Parent desire to amend the Agreement as set forth hereinafter;

    NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants contained herein and in the Agreement, and of other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

    1. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

    2. The Schedules to the Agreement are hereby amended as set forth in the supplemental Schedules attached hereto.

    3. Notwithstanding anything set forth in the Agreement to the contrary and notwithstanding the actual time the Closing occurs on the Closing Date, the parties hereto agree that to the extent permissible under applicable law the Closing shall be effective and deemed to have occurred as of 12:01 a.m. local time on December 1, 1997 (the "EFFECTIVE DATE").

    4. Section 3.2(c) is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:

        (c) Upon final determination of the Post-Closing Statement in accordance with the foregoing, in the event that the current assets of the Businesses (taken as a whole and to the extent purchased by the Buyer) less the current liabilities of the Businesses (taken as a whole and to the extent assumed by the Buyer), as stated in the Post-Closing Statement (the "WORKING CAPITAL AMOUNT"), is an amount which is less than $600,000 (the "MINIMUM AMOUNT"), then the Purchase Price shall be reduced by the difference between the Working Capital Amount and the Minimum Amount and the Sellers shall be jointly and severally obligated to pay to the Buyer an amount equal to such difference within 5 Business Days of the final determination of the Post-Closing Statement. In the event the Working Capital Amount is an amount which is greater than the Minimum Amount, then the Purchase Price shall be increased by the difference between the Working Capital Amount and the Minimum Amount and the Buyer shall to pay to the Sellers an amount equal to such difference within 5 Business Days of the final determination of the Post-Closing Statement.
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    5. Sections 3.3(a)(17), 3.3(a)(18) and 3.3(a)(19) are hereby amended by deleting said Sections in their entirety and inserting in lieu thereof the following:

        (17) 'Year 1 Earn-Out Period" shall mean the 12-month period ending on November 30, 1998.

        (18) 'Year 2 Earn-Out Period" shall mean the 12-month period ending on November 30, 1999.

        (19) 'Year 3 Earn-Out Period" shall mean the 12-month period ending on November 30, 2000.

    6. Section 3.5(a) is hereby amended by inserting in the 8th line thereof before the word "shall" the phrase "except as otherwise provided on SCHEDULE 2.4(B)" such that the first sentence of Section 3.5(a) shall read as follows:

    All revenues and expenses arising from the business and operations of the Businesses, including without limitation business and license fees (and any retroactive adjustments thereof), utility charges, property and equipment rentals, real and personal property Taxes and assessments, and similar prepaid and deferred items shall be prorated between the Buyer and the Sellers in accordance with the principle that the Sellers shall receive all revenues and all refunds and, except as otherwise provided on SCHEDULE 2.4(B), shall be responsible for all expenses, payables, costs, liabilities and obligations allocable to the conduct and operations of the Businesses for the period on or prior to the Closing Date, and the Buyer shall receive all revenues and be responsible for all expenses, payables, costs, liabilities and obligations allocable to the conduct and operations of the Businesses for the period after the Closing Date; provided, however, that the parties shall allocate any real property Tax in accordance with Section 164(d) of the Code.

    7. Section 5.6(c)(1) is hereby amended by deleting the proviso at the end of said Section in its entirety and inserting in lieu thereof the following:

    PROVIDED, HOWEVER, that nothing set forth in this Section 5.6(c)shall prohibit or require disclosure of cash distributions to the extent that after giving effect to such cash distributions the Sellers still have Unrestricted Cash and the account receivable from Prudential Health Care Plan, Inc. [Tri-State] in the approximate amount of $118,000, in the aggregate, in excess of the current liabilities of the Businesses by an amount of at least $600,000.

    8. Section 7.2(i) is hereby amended by deleting the proviso at the end of said Section in its entirety and inserting in lieu thereof the following:

    PROVIDED, HOWEVER, that nothing set forth in this Section 7.2(i) shall prohibit cash distributions to the extent that after giving effect to such cash distributions the Sellers still have Unrestricted Cash and the account receivable from Prudential Health Care Plan, Inc. [Tri-State] in the approximate amount of $118,000, in the aggregate, in excess of the current liabilities of the Businesses by an amount of at least $600,000.

    9. Notwithstanding anything set forth in the Agreement to the contrary, the parties agree to finalize the Allocation and to deliver SCHEDULE 7.3(B) for each Seller as soon as reasonably practicable following the Closing but in no event later than December 31, 1997.

    10. Notwithstanding anything to the contrary set forth in Section 7.5 of the Agreement or in the Assumption Agreement with respect to Dr. Jones, the parties agree that Employees of the Sellers shall not become Transferred Employees until January 1, 1998. Until December 31, 1997, the Sellers shall loan the Employees to the Buyer pursuant to and in accordance with that certain Loaned Employees Agreement of even date herewith between the Sellers and the Buyer.

    11. Notwithstanding anything set forth in Section 7.16 of the Agreement to the contrary, the parties agree to finalize and deliver the Information Technologies Budget as soon as reasonably practicable following the Closing but in no event later than December 31, 1997.

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    12. Notwithstanding anything to the contrary set forth in the Agreement, until such time as new bank accounts are opened by the Buyer for the operation of the Business, the Sellers will continue to maintain its existing bank accounts used in the operation of the Business for the sole and exclusive benefit and account of the Buyer. During said period, the Sellers will only make such deposits into and withdrawals from said bank accounts as shall be authorized by the Buyer. At such times as new bank accounts are opened by the Buyer, the Sellers will transfer the account balances in the applicable bank accounts of the Sellers to such of Buyer's bank accounts designated by the Buyer.

    13. All other terms and conditions of the Agreement shall remain in full force and effect and are hereby preserved, affirmed, adopted and ratified.

    14. This First Amendment may be executed in multiple counterpart copies, each of which will be considered an original and all of which constitute one and the same instrument, binding on all parties hereto, even though all the parties are not signatory to the same counterpart. Any counterpart of this First Amendment which has attached to it separate signature pages, which together contain the signature of all parties hereto, shall for all purposes be deemed a fully executed original.

                        [SIGNATURES ON FOLLOWING PAGES]

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    IN WITNESS WHEREOF, the parties hereto have duly executed this First
Amendment as of the day and year first above written.

                                ALLIED SPECIALTY CARE SERVICES, INC.

                                By:  ----------------------------------------

                                Title: ----------------------------------------

                                ALLIED HEALTH GROUP, INC.

                                By:  ----------------------------------------

                                Title: ----------------------------------------

                                GUT MANAGEMENT, INC.

                                By:  ----------------------------------------

                                Title: ----------------------------------------

                                SKY MANAGEMENT CO.

                                By:  ----------------------------------------

                                Title: ----------------------------------------

                                FLORIDA SPECIALTY NETWORK, LTD., BY ITS GENERAL
                                PARTNER, FLORIDA SPECIALTY NETWORK, INC.

                                By:  ----------------------------------------

                                Title: ----------------------------------------

                                SURGICAL ASSOCIATES OF SOUTH FLORIDA, INC.

                                By:  ----------------------------------------

                                Title: ----------------------------------------

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

                                SURGINET, INC.

                                By:  ----------------------------------------

                                Title: ----------------------------------------

                                ---------------------------------------------
                                Lawrence Schimmel, M.D., Individually

                                ---------------------------------------------
                                Jacob Nudel, M.D., Individually

                                ---------------------------------------------
                                David Russin, M.D., Individually

                                MAGELLAN HEALTH SERVICES, INC.

                                By:   ----------------------------------------

                                Title:  ----------------------------------------

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